( BW)(NV-WESTERN-ALLIANCE)(WAL) Western Alliance Bancorporation
Provides Guidance on Fourth Quarter 2007 Financial Performance and
Announces Earnings Release Date and Conference Call

Business Editors

LAS VEGAS—(BUSINESS WIRE)—Jan. 14, 2008—Western Alliance Bancorporation (NYSE:WAL) (the Company) expects its fourth quarter 2007 diluted earnings per share to be $0.09. The decline from the third quarter 2007 performance of $0.35 primarily results from an increase in loan loss provision expense to $13.9 million. Net loan charge-offs for the fourth quarter are $4.5 million. At December 31, 2007 non-accrual loans and other real estate owned are expected to total $21.5 million.

The Company also intends to write down its securities backed by subprime mortgage loans from $9.5 million to $4.9 million during the fourth quarter; however, this charge is expected to be offset by mark-to-market valuation benefits under Statement of Financial Accounting Standards No. 159. None of the Company’s investment securities is in default.

Losses from PartnersFirst, the Company’s credit card initiative, are estimated to be $0.04 for the fourth quarter.

The Company plans to release its fourth quarter 2007 financial results after the market closes on Tuesday, January 22, 2008. Chairman and Chief Executive Officer Robert Sarver, Chief Financial Officer Dale Gibbons, and PartnersFirst President Hal Erskine will host a conference call at noon ET on Wednesday, January 23 to discuss the Company’s performance.

Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET January 23 until 9:00 a.m. ET January 31 by dialing 1-877-344-7529 using the passcode 415121#.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this resentation to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.

CONTACT: Western Alliance Bancorporation

Media:

Robert Sarver, 602-952-5445

or

Investors:

Dale Gibbons 702-248-4200

SOURCE: Western Alliance Bancorporation